Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of Anheuser-Busch InBev SA/NV (“AB InBev”), the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Mr. Patrick Ryan and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, for as long as such attorney-in-fact or agent remains an employee of AB InBev or any entity wholly-owned by AB InBev, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-8 (File No. 333-250930), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated next to his or her signature.

Date: March 28, 2025	By:	/s/ Michel Doukeris

Michel Doukeris Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Fernando Tennenbaum

Fernando Tennenbaum Chief Financial Officer Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Martin J. Barrington

Martin J. Barrington Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Lynne Biggar

Lynne Biggar Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ M. Michele Burns

M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Sabine Chalmers

Sabine Chalmers Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Paul Cornet de Ways Ruart

Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: March 28, 2025	By:	/s/ Claudio Garcia

Claudio Garcia Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Paulo Alberto Lemann

Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Alejandro Santo Domingo

Alejandro Santo Domingo Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Aradhana Sarin

Aradhana Sarin Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Heloisa Sicupira

Heloisa Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Grégoire de Spoelberch

Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By:

Salvatore Mancuso Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date:	By:

Nitin Nohria Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Alexandre Van Damme

Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 28, 2025	By:	/s/ Dirk Van de Put

Dirk Van de Put Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]